Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 33-897896) on Form S-8 of our report dated June 21, 2018, which appears in this Annual Report on Form 11-K of the Dentsply Sirona Inc. 401(k) Savings and Employee Stock Ownership Plan for the year ended December 31, 2017.

/s/ Baker Tilly Virchow Krause, LLP

York, Pennsylvania
June 21, 2018